Exhibit 99.B.10




                         Consent of Independent Auditors



The Board of Directors of Aetna Insurance Company of America and Contractholders of Aetna Variable Annuity Account I:


We consent to the use of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 24, 1999 relating to the financial statements of Aetna Insurance Company of America, which are included in this Amendment No. 1 to Registration Statement (File no. 333-87131) and to the references to our firm under the heading "Independent Auditors" in the Statement of Additional Information.




                                                       /s/ KPMG LLP



Hartford, Connecticut
December 15, 1999